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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

                                     MEDIA CONTACT:    Sharon Corbitt
                                                       Director, Communications
                                                       215-323-1873
                                                       scorbitt@gi.com

                                  INVESTOR CONTACT:    Dario Santana
                                                       VP, Investor Relations
                                                       215-323-1213
                                                       dsantana@gi.com

NEXT LEVEL COMMUNICATIONS FILES INITIAL PUBLIC OFFERING

HORSHAM, PA (AUGUST 27, 1999) - General Instrument Corporation (NYSE: GIC) announced today that Next Level Communications, Inc. filed a registration statement with the Securities and Exchange Commission for a proposed initial public offering of common stock. Next Level Communications is the corporate successor to a partnership in which General Instrument is the limited partner. The shares will be offered for the account of Next Level Communications. While Next Level Communications did not specify a number of shares to be offered, or a price of the shares in its filing, General Instrument expects to hold approximately 65% to 70% of the outstanding common stock on a fully-diluted basis after giving effect to the offering. Next Level Communications is a provider of broadband communications systems that enable telephone companies to cost-effectively deliver a full suite of voice, video and data services over the existing copper wire telephone infrastructure.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. A COPY OF THE PRELIMINARY PROSPECTUS MAY BE OBTAINED FROM THE OFFICES OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CREDIT SUISSE FIRST BOSTON, LEHMAN BROTHERS OR WARBURG DILLON READ LLC, THE UNDERWRITERS FOR THE OFFERING.

General Instrument Corporation (NYSE: GIC) is a leading worldwide provider of integrated and interactive broadband access solutions, teaming with its business partners to lead the convergence of the Internet, telecommunications and video entertainment industries.

This press release contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, and, accordingly, the cautionary statements contained in Exhibit 99, under the caption "Forward-Looking Information" in General Instrument Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, are incorporated herein by reference. Actual results might differ materially from those projected in the forward-looking statements. In addition, there can be no assurance that the public offering by Next Level Communications will be completed or as to the price or number of shares to be offered, all of which are subject to market conditions.